Exhibit 3.2

CB-376300 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that MELI KaszeK Pioneer Corp having by Special resolution dated 15th day of June Two Thousand Twenty-One changed its name, is now incorporated under name of MELI Kaszek Pioneer Corp Given under my hand and Seal at George Town in the Island of Grand Cayman this 15th day of June Two Thousand Twenty-One An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 266755795447 www.verify.gov.ky 16 June 2021